UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2015

NUGENE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-192997	46-3999052
Commission file number	(IRS Employer Identification No.)

17912 Cowan, Irvine, CA 92614

(Address of Principal Executive Offices)

(949) 430-7737

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01          Other Events

On August 14, 2015, we granted an option to purchase up to 1,000,000 shares of our common stock to each of two employees. The options have a strike price of $1.50 per share, have a term of five years from the date of grant, vest evenly over 24 months and have a cashless exercise feature.

On August 14, 2015, we granted a warrant to purchase up to 150,000 shares of our common stock to each of two consultants. The warrants have a strike price of $2.00 per share, have a term of five years from the date of grant, were vested entirely on the grant date and have a cashless exercise feature. Additionally we issued 100,000 shares of our common stock to each of these two consultants. The grants of warrants and issuances of our common stock were issued in consideration of consulting contracts between our Company and the two consultants.

On August 14, 2015, we granted a warrant to purchase up to 50,000 shares of our common stock to a former consultant of our Company in satisfaction of consideration previously owed to him. The warrant has a strike price of $1.50 per share, a term of three years from the date of grant and were vested entirely on the date of the grant.

On August 17, 2015, we issued 110,000 shares of our common stock to a former consultant of our Company.

Item 9.01           Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
10.9	Form of Option Agreement granted to employees on August 14, 2015
10.10	Form of Warrant Agreement granted to consultants on August 14, 2015
10.11	Form of Warrant Agreement granted to consultant on August 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NUGENE INTERNATIONAL, INC.

Dated: August 20, 2015	By:	/s/ Ali Kharazmi
Ali Kharazmi, Chief Executive Officer

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